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                     DAIMLER-BENZ AUTO GRANTOR TRUST 1993-A
                            MONTHLY SERVICING REPORT
                   SERVICER: MERCEDES-BENZ CREDIT CORPORATION
                             TRUSTEE: CITIBANK, N.A.



COLLECTION PERIOD: MARCH 1997
DISTRIBUTION DATE: 4/15/97



STATEMENT FOR CLASS A CERTIFICATEHOLDERS
PURSUANT TO SECTION 4.9 OF THE POOLING AND SERVICING AGREEMENT

                                                                                                     Per $1,000 of
                                                                                                    Original Class A
                                                                                                      Certificate
                                                                                                        Amount
                                                                                                    ----------------
   (i)   Principal Distribution                                                  $ 3,247,553.38        $6.364910

  (ii)   Interest Distribution                                                   $    80,622.40        $0.158013

 (iii)   Amount of Distribution allocable to the Yield Suppl. Amount             $     4,982.20
         Amount of Distribution allocable to the Shortfall (Excess) Amount       $    (3,110.97)

  (iv)   Monthly Servicing Fee                                                   $    22,228.40        $0.043566
         Monthly Supplemental Servicing Fee                                      $         0.00        $0.000000
         Class A Percentage of the Servicing Fee                                 $    20,672.41        $0.040516
         Class A Percentage of the Supplemental Servicing Fee                    $         0.00        $0.000000

   (v)   Class A Principal Balance (end of Collection Period)                    $21,559,338.10
         Class A Pool Factor (end of Collection Period))                              4.2254349%
         Class B Principal Balance (end of Collection Period)                    $ 1,622,745.88

  (vi)   Pool Balance (end of Collection Period)                                 $23,182,083.98

 (vii)   Class A Interest Carryover Shortfall                                    $         0.00        $0.000000
         Class A Principal Carryover Shortfall                                   $         0.00        $0.000000

(viii)   Amount otherwise distributable to Class B Certificateholders            $         0.00
         that is distributed to Class A Certificateholders

  (ix)   Balance of the Reserve Fund Property (end of Collection Period)         $ 5,486,319.09

   (x)   Aggregate Purchase Amount of Receivables repurchased by                 $         0.00
         the Seller or the Servicer




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